Item 99.1 - Press Release dated August 7, 2014

Virtual Piggy CEO Provides Business Update

LOS ANGELES, Calif. – August 7, 2014 Virtual Piggy, Inc. (OTCQB: VPIG), provider of Oink, the award-winning payment technology for teens and tweens, today provided comments from its CEO, Jo Webber, regarding its recent business progress.

Dr. Webber commented, “In early 2014, our Oink service reached the 1 million-system user mark. Our plans for this year are to increase the size of this base both in the US and internationally across Europe, and to increase engagement levels with the Oink service. Our second quarter saw a doubling in the revenue over our first quarter and our highest quarterly transactional volume, although our revenues are currently not significant. We are anticipating significant new partnerships, product launches and marketing campaigns to occur throughout August, September and October that will drive both user adoption and transactional volume and revenue. This includes a September launch of the Oink card, our prepaid card product with Discover. The Oink card will be part of the Oink wallet and will offer the expanded capability for Oink users to shop in over 25 million locations worldwide.”

Dr. Webber continued “As the payments industry grows and increasingly moves to accommodate the mobile platform, there is an intrinsic link within payments where it is critically important to know the identity of the person making the transaction. When this link is not provided, fraud is prevalent whether in the form of money laundering or friendly fraud - where someone other than the account holder is making a transaction and the identity of the purchaser is not known. Over $11 billion a year is lost to friendly fraud.

“We believe Oink is the only payment solution that functions as a digital wallet allowing payments to be made by all family members. The security, consent and payer identity functionality within the Oink service make it uniquely positioned to deliver safe and efficient family purchasing capability.”

For information about Oink visit www.oink.com

About Virtual Piggy, Inc.
Virtual Piggy is the provider of Oink, the first e-commerce solution that enables kids and teens to manage and spend money within parental controls.  It enables parents to teach financial management through the use of a secure family wallet.  The technology company delivers online security platforms designed for the Under 21 age group in the global online market, and also enables online businesses the ability to function in a manner consistent with the Children’s Online Privacy Protection Act (“COPPA”) and similar international children’s privacy laws.  The company is based in Hermosa Beach, CA and on the Web at: www.virtualpiggy.com.

Safe Harbor Statement
All statements herein other than statements of historical facts are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Such statements are not guarantees of future performance and are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. Such factors include, but are not limited to, our ability to raise additional capital, our limited operating history and revenue, our ability to attract and retain qualified personnel, our dependence on third party developers, our ability to develop new services, market acceptance of our services, legislative, regulatory and competitive developments, enforcement of our intellectual property, general economic conditions, as well as other factors set forth under the caption "Risk Factors" in our Form 10-K for the year ended December 31, 2013 filed with the SEC, and other subsequent filings with the SEC.

Contact Details:

US:
Public Relations
Michelle Schroder
michelle@thenetworkpr.com

Investor Relations
Tony Schor
Investor Awareness
tony@investorawareness.com
847-945-2222 ext. 221

For information about Oink visit www.oink.com.

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